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                                                                  EXHIBIT 10.20a

                                                    Thursday, September 20, 1996


THINK New Ideas, Inc.
45 West 36th Street
New York, New York  10036

Attention:  Mel Epstein

Dear Mr. Epstein:

     This letter agreement (the "Agreement") confirms the understanding between THINK New Ideas, Inc., a Delaware corporation ("Think"), and Mr. Dan Carlisle and Dr. James H. Carlisle in connection with the restructuring of the debt owed by Think to Dr. James H. Carlisle and Mr. Dan Carlisle, respectively, on the terms and subject to the conditions set forth herein.

          1. Dr. James H. Carlisle shall forgive, effective as of June 30, 1996, all debt and accrued salary owed by Think to Dr. James H. Carlisle (including $1,048,000 loaned to NetCube Corporation (previously Anzen Corporation), a Delaware corporation, and $180,000 that was due from NetCube Corporation, a New Jersey corporation), except as outlined in paragraph 3 below.

          2. (A) Think shall issue a note in the principal amount of $288,000 to Mr. Dan Carlisle, to accrue interest of 8% per annum from October 1, 1996, payable on the earliest of (1) immediately prior to an initial public offering of securities of Think, (2) the issuance by Think in a private offering of securities of Think after September 1, 1996 to investors the proceeds of which exceed $3,000,000, (3) the sale of 50% or more of the assets or properties of Think or (4) March 31, 1998. The note will be convertible in full at the option of Mr. Dan Carlisle at the earlier of (i) January 31, 1998 or (ii) upon the occurrence of an event described in clauses (2) or (3) into shares of Common Stock of Think at a per share price of the price per share in the initial public offering, or, if no initial public offering has occurred at the time of conversion, at a per share of $5.00, subject to adjustments in the case of recapitalization, reorganization, stock splits, stock dividends and similar events. Think shall register such shares with the Securities and Exchange Commission ("SEC") as soon as reasonably practicable after any of its shares of Common Stock are registered with the SEC; and (B) Think shall issue a note in the principal amount of $515,760 to Mr. Dan Carlisle, to accrue interest of 8% per annum from October 1, 1996, payable on the earliest of (1) the issuance by Think in a private offering of securities of Think after September 1, 1996 to investors the proceeds of which exceed $3,000,000, (2) a public offering of securities of Think following an initial public offering of securities of Think, (3) the sale of 50% or more of the assets or properties of Think or (4) March 31, 1998. The note will be convertible in full at the option of Mr. Dan Carlisle at the earlier of (i) January 31, 1998 or (ii) upon the occurrence of an event described in clauses (1), (2) or (3) into shares of Common Stock of Think at a per share price of the price per share price in the initial public offering, or, if no initial public offering has occurred at the time of conversion, at a per share price of $5.00,
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THINK New Ideas, Inc.
September 20, 1996
Page 2


     subject to adjustments in the case of recapitalization, reorganization, stock splits, stock dividends and similar events. Think shall register such shares with the SEC promptly as soon as reasonably practicable any of its shares of Common Stock are registered with the SEC; and

          3. Think shall issue a note in the principal amount of $132,000 to Dr. James H. Carlisle, to accrue interest of 8% per annum from July 1, 1996, payable on the earliest of (1) immediately prior to an initial public offering of securities of Think, (2) the issuance by Think in a private offering of securities of Think after September 1, 1996 to investors the proceeds of which exceed $3,000,000, (3) the sale of 50% or more of the assets or properties of Think or (4) March 31, 1998. The note will be convertible in full at the option of Dr. James H. Carlisle at the earlier of (i) January 31, 1998 or (ii) upon the occurrence of an event described in clauses (2) or (3) into shares of Common Stock of Think at a per share price of the price per share in the initial public offering, or, if no initial public offering has occurred at the time of conversion, at a per share price of $5.00, subject to adjustments in the case of recapitalization, reorganization, stock splits, stock dividends and similar events. Think shall register such shares with the SEC as soon as reasonably practicable after any of its shares of Common Stock are registered with the SEC.

          4. Think shall pay or reimburse Dr. James H. Carlisle and Mr. Dan Carlisle for all their expenses, including legal fees and expenses of counsel, rising in connection the restructuring of the debt owed to them by Think and the registration of shares of Common Stock of Think to be issued upon conversion of the notes described in paragraphs 2 and 3 above; provided that, Think is not required to pay for (1) any such expenses incurred in connection with the preparation of this letter agreement in excess of $2,000 and (2) for the legal fees of counsel to Dr. James H. Carlisle and Mr. Dan Carlisle in connection with the review of the notes described in paragraphs 2 and 3 above to be prepared by counsel to Think.

          5. The notes described in paragraphs 2 and 3 above shall not be convertible during the pendency of any registration statement filed by Think under the Securities Act of 1933, as amended (the "1933 Act"), if in the opinion of counsel for Think such conversion would not qualify for an exemption under the 1933 Act or would create integration issues that adversely affect Think, unless the shares into which the notes are convertible are registered under the 1933 Act.

          6. Each of Dr. James H. Carlisle and Mr. Dan Carlisle agrees to execute a lock-up agreement with the underwriters in the initial public offering of securities of Think with respect to the sale of the shares into which the notes are convertible at the
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THINK New Ideas, Inc.
September 20, 1996
Page 3


     same terms as all the other stockholders, provided that the initial public offering of securities of Think occurs prior to December 31, 1996.

     If the foregoing terms correctly set forth our agreement, please confirm this by signing and returning to Dr. James H. Carlisle the duplicate copy of this letter. Thereupon this letter, as signed in counterpart, shall constitute our agreement on the subject matter herein.



                                                 /s/ Dan Carlisle
                                                 -------------------------------
                                                 Dan Carlisle




                                                 /s/ James H. Carlisle
                                                 -------------------------------
                                                 Dr. James H. Carlisle



Confirmed and Agreed to:

THINK NEW IDEAS, INC.


By:  /s/ Scott Mednick
     -----------------------------------
     Name:  Scott Mednick
     Title:  Chief Executive Officer